As filed with the Securities and Exchange Commission on February 26, 1996
                                              Registration No. 333-00229


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         Post-Effective Amendment No. 1
                                       on
                                    FORM S-3
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                          TESORO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)
       Delaware                                                  95-0862768
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               8700 Tesoro Drive
                            San Antonio, Texas 78217
                                 (210) 828-8484
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            James C. Reed, Jr., Esq.
            Executive Vice President, General Counsel and Secretary
                          Tesoro Petroleum Corporation
                               8700 Tesoro Drive
                            San Antonio, Texas 78217
                                 (210) 828-8484
          (Name and address, including zip code, and telephone number, including area code, of agent for service)



                                   Copies to:
                             Jean W. Gleason, Esq.
                          Fulbright & Jaworski L.L.P.
                    801 Pennsylvania Avenue, N.W., Suite 400
                          Washington, D.C. 20004-2604
                                 (202) 662-0200



Approximate date of commencement of proposed sale to the public: As soon as possible after this Post-Effective Amendment becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.



   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          TESORO PETROLEUM CORPORATION


     Cross-reference  Sheet  Pursuant  to  Rule  404(a) of Regulation C and Item
501(b) of Regulation S-K showing the Location in the Prospectus of the information required by Part I of Form S-3.



                                                      Location or Heading
               Item of S-3                               in Prospectus
________________________________________________  _____________________________

PART I - INFORMATION REQUIRED IN PROSPECTUS

Item 1.   Forepart of the Registration Statement
          and Outside Front Cover Page of
          Prospectus . . . . . . . . . . . . . .  Forepart of Registration
                                                  Statement; Outside Front
                                                  Cover Page of Prospectus
Item 2.   Inside Front and Outside Back Cover
          Pages of Prospectus. . . . . . . . . .
                                                  Available Information;
                                                  Incorporation of Certain
                                                  Documents by Reference;
                                                  Table of Contents

Item 3.   Summary Information, Risk Factors and
          Ratio of Earnings to Fixed Charges . .            *

Item 4.   Use of Proceeds. . . . . . . . . . . .  Use of Proceeds

Item 5.   Determination of Offering Price. . . .            *

Item 6.   Dilution . . . . . . . . . . . . . . .            *

Item 7.   Selling Security Holders . . . . . . .            *

Item 8.   Plan of Distribution . . . . . . . . . Plan of Distribution

Item 9.   Description of Securities to be
          Registered . . . . . . . . . . . . . .            *

Item 10.  Interests of Named Experts and Counsel            *

Item 11.  Material Changes . . . . . . . . . . .            *

Item 12.  Incorporation of Certain Information
          by Reference . . . . . . . . . . . . . Incorporation of Certain
                                                 Documents by Reference

Item 13.  Disclosure of Commission Position on
          Indemnification for Securities Act
          Liabilities. . . . . . . . . . . . . .            *

____________________________

*  Not applicable or the answer is negative.

                                      (i)

PROSPECTUS


                          TESORO PETROLEUM CORPORATION

                      ____________________________________

                      Up to 440,861 shares of Common Stock
                      ____________________________________


     This Prospectus relates to up to 440,861 shares of common stock, par value $.16-2/3 per share ("Tesoro Common Stock"), of Tesoro Petroleum Corporation, a Delaware corporation ("Tesoro" or the "Company") that may be issued upon (a) the exercise of outstanding transferable stock warrants (the "Warrants"), (b) the exercise of outstanding stock options (the "Stock Options") and (c) upon the conversion of outstanding convertible debentures (the "Convertible Debentures"). The Warrants, Stock Options and Convertible Debentures were originally issued by Coastwide Energy Services, Inc. ("Coastwide") prior to its merger (the "Merger") into a wholly-owned subsidiary of Tesoro.

     On February 20, 1996, Coastwide was merged with and into CNRG Acquisition Corp. ("CNRG"), a wholly-owned subsidiary of Tesoro. As a result of such Merger, Coastwide effectively became a wholly-owned subsidiary of Tesoro and (i) each outstanding share of Coastwide common stock, $.01 par value ("Coastwide Common Stock"), was converted into the right to receive $2.55 in cash and .41 share of Tesoro Common Stock (and cash in lieu of any fractional share) together with any associated Preferred Stock Purchase Rights (the "Merger Consideration") and (ii) each outstanding Warrant, Stock Option and Convertible Debenture was adjusted so that, upon exercise or conversion, the holder will receive, in effect, the Merger Consideration for the number of shares of Coastwide Common Stock that would have been issuable upon exercise or conversion immediately prior to the Merger.

     No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus in connection with the offering of securities described herein and, if given or made, such information or representation should not be relied upon as having been authorized by Tesoro or any other person. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to purchase, any securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any distribution of the securities described herein shall, under any circumstances, create any implication that there has been no change in the affairs of Tesoro since the date hereof or that the information set forth or incorporated by reference herein is correct as of any time subsequent to its date.

                      ____________________________________



         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
              SION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                  THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.





              The date of this Prospectus is February _____, 1996.

                             AVAILABLE INFORMATION

     Tesoro is and Coastwide was, prior to its acquisition by Tesoro, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange and Pacific Stock Exchange, where Tesoro Common Stock is listed.

     Tesoro has filed with the Commission a Post-Effective Amendment No. 1 on Form S-3 to its Registration Statement (No. 333-00229) on Form S-4 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus constitutes the prospectus of Tesoro filed as part of the Registration Statement and does not contain all the information contained in the Registration Statement, certain portions of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to Tesoro and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected at the Commission's offices, without charge, or copies of which may be obtained from the Commission upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Tesoro incorporates herein by reference (a) Tesoro's Annual Report on Form 10-K for the year ended December 31, 1994, (b) Tesoro's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30, 1995, (c) Tesoro's current reports on Form 8-K, filed October 11, 1995 and January 31, 1996, (d) the description of Tesoro Common Stock set forth in the Registration Statement on Form 8-A dated April 21, 1969 (as amended by a Form 8 dated April 23, 1969), (e) the description of Tesoro's Preferred Stock Purchase Rights set forth in the Registration Statement on Form 8-A dated December 3, 1985 (as amended by a Form 8 dated December 12, 1985 and as extended as reported in Form 8-K dated December 15, 1995) and (f) Tesoro's Proxy Statement/Prospectus dated January 17, 1996, filed as part of the Registration Statement under the Securities Act (the "Proxy Statement/Prospectus").

     This Prospectus incorporates documents by reference relating to Tesoro that are not presented herein or delivered herewith. Copies of such documents will be provided without charge (excluding exhibits, unless such exhibits are specifically incorporated therein by reference) to each person, including any beneficial owner, to whom a Prospectus is delivered, upon oral or written request of any such person. Requests should be directed to Tesoro Petroleum Corporation, ATTN: Corporate Communications, 8700 Tesoro Drive, San Antonio, Texas 78217 (telephone (800) 837-6768).

     All reports and definitive proxy or information statements filed by Tesoro pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Tesoro Common Stock to which this Prospectus relates, shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

     Tesoro is a natural resource company engaged in petroleum refining and marketing, natural gas exploration and production, and wholesale marketing of fuel and lubricants. Tesoro was incorporated in Delaware in 1968 (a successor by merger to a California corporation incorporated in 1939).

     Tesoro's Refining and Marketing segment's operations in Alaska include: a refinery that produces gasoline, jet fuel, diesel fuel, heavy distillates and residual products; a retail marketing system that sells gasoline through the Company's chain of licensed 7-Eleven stores; a distribution system that wholesales gasoline to both branded and unbranded dealers and jobbers; and a wholesale marketing operation that supplies a substantial portion of the commercial jet fuel and diesel fuel sold in Alaska. In addition, this segment's marketing operations provide supply, storage and distribution services in California and the Pacific Northwest and has recently commenced selling gasoline on a wholesale basis in the Russian Far East and to Tesoro-branded service stations in the Pacific Northwest.

     Tesoro's Exploration and Production segment is primarily focused in the Bob West Field in South Texas, which was discovered by Tesoro in 1990. During the third quarter of 1995, Tesoro sold certain interests in its producing and non-producing properties in the Bob West Field for an adjusted price of approximately $68 million, resulting in an after-tax gain of approximately $33 million. The interests sold represented approximately 77 Bcf, or 40%, of Tesoro's total proved domestic natural gas reserves at the time of the sale. A portion of the consideration received by Tesoro for the sale of these interests, which is subject to post-closing adjustments, was used to redeem $34.6 million principal amount of Tesoro's outstanding 12 % Subordinated Debentures. The remainder of the consideration received was used to reduce borrowings under Tesoro's Revolving Credit Facility and improve Tesoro's liquidity. Tesoro does not expect any final post-closing adjustments to be material. Tesoro also has operations in southern Bolivia that include significant natural gas reserves, the majority of which are shut-in awaiting access to gas-consuming markets.

     Tesoro's former Oil Field Supply and Distribution segment sold lubricants, fuels and specialty petroleum products, primarily to offshore drilling contractors. In the third quarter of 1995, Tesoro consolidated certain operations in this segment by exiting the land-based portion of its petroleum product distribution business in Texas, and continued to operate shore-based terminals on the Texas and Louisiana Gulf Coast. On February 20, 1996,
Coastwide's operations were combined with Tesoro's Oil Field Supply and Distribution segment forming a Marine Services segment. As a combined operation, the Marine Services segment consists of 18 terminals, primarily marine based, providing a broad range of products and logistical support services to the offshore industries operating in the U.S. Gulf of Mexico.

     During 1994, Tesoro consummated a recapitalization plan and equity offering whereby a major portion of its outstanding debt was restructured and all of its preferred stock and dividend arrearages were eliminated and which, among other matters, deferred $44 million of debt service requirements, increased stockholders' equity by approximately $82 million and eliminated $9.2 million of annual preferred dividend requirements. In addition, the recapitalization enabled Tesoro to enter into a $125 million Corporate Revolving Credit Facility and to obtain $15 million financing for a major addition to the Company's refinery.

     The Company's principal executive offices are located at 8700 Tesoro Drive, San Antonio, Texas 78217, and its telephone number is (210) 828-8484.

     Information concerning the business of Tesoro and the results of its operations for the three most recent fiscal years is contained in Tesoro's Annual Report on Form 10-K for the year ended December 31, 1994, with updates in quarterly reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 1995, as well as current reports on Form 8-K dated October 11, 1995, December 15, 1995 and January 31, 1996, all of which are incorporated by reference in this Prospectus.


                                USE OF PROCEEDS

     There are not expected to be any material proceeds to the Company because the exercise price of the Warrants and of most of the Stock Options is less than the cash portion of the Merger Consideration.


                              PLAN OF DISTRIBUTION

     In connection with the Merger, each outstanding Warrant, Stock Option and Convertible Debenture of Coastwide was adjusted so that, upon exercise or conversion, the holder will receive the Merger Consideration for the number of shares of Coastwide Common

Stock that would have been issuable  upon  exercise  or  conversion  immediately
prior  to  the  Merger.   The  following  is  a  description  of  the  Warrants,
Convertible Debentures and Stock Options.

     Warrants. As of the effective time of the Merger (the "Effective Time"), Coastwide had outstanding Warrants to purchase approximately 355,946 shares of Coastwide Common Stock for $1.54 per share (the "Warrant Price"), subject to the terms and conditions of a Warrant Agreement, effective as of October 29, 1993, between Coastwide and Chemical Shareholder Services Group, Inc. as Warrant Agent (the "Warrant Agreement"). The Warrants expire December 22, 1996. Tesoro has entered into an amendment to the Warrant Agreement with the Warrant Agent, giving each holder of Warrants the right (prior to the expiration date of the Warrants and upon payment of the Warrant Price), to receive upon exercise of each Warrant the Merger Consideration that could have been received at the Effective Time if the Warrant had been exercised immediately prior thereto. For example, a holder of 10,000 Warrants would, after the Effective Time, and prior to December 22, 1996, be entitled to receive, upon payment of the exercise price of $15,400 ($1.54 times 10,000), $25,500 in cash ($2.55 times 10,000) and 4,100 shares of Tesoro Common Stock (.41 share of Tesoro Common Stock times 10,000). The Company has reserved 145,938 shares of Tesoro Common Stock for issuance upon the exercise of the Warrants.

     Convertible Debentures. As of the Effective Time, Coastwide had outstanding $2,545,000 of Convertible Debentures due July 1, 2004, convertible into Coastwide Common Stock at $4.25 per share (598,824 shares of Coastwide Common Stock). Pursuant to a Debenture Assumption and Conversion Agreement entered into among Tesoro, CNRG and Coastwide, CNRG assumed the Convertible Debentures and from and after the Effective Time. The holders of the Convertible Debentures have the right to convert such Convertible Debentures into the Merger Consideration that would have been received by a holder had such Convertible Debentures been converted immediately prior to the Merger. Thus, for example, a holder of $42,500 principal amount of the Convertible Debentures, which prior to the Effective Time would have been convertible into 10,000 shares of Coastwide Common Stock, would be entitled after the Merger to convert the Convertible Debentures into 4,100 shares of Tesoro Common Stock and $25,500 in cash, which is the number of shares of Tesoro Common Stock and the amount of cash, respectively, that a holder of 10,000 shares of Coastwide Common Stock would have received upon conversion of his shares in the Merger. The Company has reserved 245,518 shares of Tesoro Common Stock for issuance upon conversion of the Convertible Debentures.

     Stock Options. As of the Effective Time, Coastwide had 120,500 shares of Coastwide Common Stock reserved for issuance pursuant to options granted and currently outstanding under Coastwide's stock option plans. Each of the shares reserved for issuance pursuant to the Stock Options is fully vested and exercisable. As of the Effective Time, each holder of a Stock Option entered into a Cancellation/Substitution Agreement pursuant to which each outstanding and unexercised Stock Option immediately prior to the Effective Time became exercisable for the Merger Consideration rather than for Coastwide Common Stock. More specifically, as of the Effective Time, each Stock Option was automatically converted into an option to purchase Tesoro Common Stock in an amount and at an exercise price determined as provided below (and otherwise having the same duration and other terms as the original option):

          (1) The number of shares of Tesoro Common Stock to be subject to the new option is equal to the product of the number of shares of Coastwide Common Stock subject to the original option and .41, provided that any fractional shares of Tesoro Common Stock resulting from such multiplication are rounded to the nearest whole share; and

          (2) The exercise price per share of Tesoro Common Stock to be subject to the new option is equal to (a) the exercise price of the number of shares of Coastwide Common Stock under the original option divided by .41 minus (b) $6.2195 (rounded to the nearest cent), provided that if such amount is less than $0, the holder of such option shall, upon exercise, receive, in cash, the amount by which such amount is less than $0.

The Company has reserved 49,405 shares of Tesoro Common Stock for issuance upon exercise of the Stock Options.


                                 LEGAL MATTERS

     The validity of the shares of Tesoro Common Stock issuable upon the exercise or conversion of the Warrants, Stock Options and Convertible Debentures has been passed upon by Fulbright & Jaworski L.L.P.

                                    EXPERTS

     The consolidated financial statements incorporated by reference in this Prospectus from Tesoro's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference and have been so incorporated in reliance upon the report of said firm given upon their authority as experts in accounting and auditing.

                                                    TESORO PETROLEUM
                                                       CORPORATION


                                            COMMON STOCK ISSUABLE UPON THE
       TABLE OF CONTENTS                        EXERCISE OF OUTSTANDING
                                              WARRANTS, STOCK OPTIONS AND
                            Page                SUBORDINATED DEBENTURES
Available Information. . . .  2
Incorporation of Certain
  Documents by Reference . .  2
The Company. . . . . . . . .  3
Use of Proceeds. . . . . . .  3
Plan of Distribution . . . .  4
Legal Matters. . . . . . . .  5
Experts. . . . . . . . . . .  6

                                                       PROSPECTUS




                                                    February ____, 1996


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The only fees incurred in connection with this transaction are legal fees and expenses, which are estimated to be approximately $5,000.

     The related filing fee has previously been paid.

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law empowers Tesoro to, and the Bylaws of Tesoro provide that it shall, indemnify to the fullest extent authorized or permitted by the laws of the State of Delaware any person who is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of Tesoro, respectively, or serves or served any other enterprise at the request of Tesoro.

Item 16.  Exhibits.

     4.1 Warrant Agreement dated effective as of October 29, 1993, between Coastwide Energy Services, Inc. and Chemical Shareholder Services Group, Inc., as Warrant Agent.

     4.2 Warrant Assumption and Conversion Agreement dated as of February 20, 1996, between the Company, Coastwide Energy Services, Inc. and Chemical Shareholder Services Group, Inc., as Warrant Agent.

     4.3  Form of 8% Convertible Subordinated Debenture.

     4.4 Debenture Assumption and Conversion Agreement dated as of February 20, 1996, between the Company, Coastwide Energy Services, Inc. and CNRG Acquisition Corp.

     4.5 Form of Stock Option Agreement for option grant under the Coastwide Energy Services, Inc. 1993 Long-Term Incentive Plan.

     4.6  Form  of  Cancellation/Substitution  Agreement  by  and  between   the
          Company, Coastwide Energy Services, Inc. and Optionee.

     *5.  Opinion  of  Fulbright & Jaworski L.L.P. (incorporated by reference to
          Exhibit 5 to the Company's Registration Statement on Form S-4, Registration No. 333-00229).

    23.1  Consent of Deloitte & Touche LLP.

    23.2  Consent of Fulbright & Jaworski L.L.P.

     *24. Power of Attorney.

______________________________________

     *  Previously filed.

                                      II-1

Item 17.  Undertakings.

     A.   Undertaking Pursuant to Rule 415.

     The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply, if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   Undertaking Regarding Documents Subsequently Filed Under the  Exchange
Act.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   Undertaking Regarding Request for Acceleration of Effective Date.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment for the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      II-2

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to its Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Antonio, State of Texas, on the 26th day of February, 1996.

                                     TESORO PETROLEUM CORPORATION


                                     By:    /s/ Bruce A. Smith
                                           Bruce A. Smith
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-3 to the Form S-4 Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                    Title                         Date
___________________________ _________________________________ _________________


    /s/ Bruce A. Smith      President and Chief Executive
       Bruce A. Smith       Officer and Director (Principal
                            Executive Officer)                February 26, 1996


  William T. Van Kleef*     Senior Vice President and Chief
  William T. Van Kleef      Financial Officer (Principal
                            Financial Officer and Principal
                            Accounting Officer)              February 26, 1996


   Robert J. Caverly*       Chairman of the Board and
   Robert J. Caverly        Director                         February 26, 1996


  Stephen H. Grapstein*     Vice Chairman of the Board and   February 26, 1996
  Stephen H. Grapstein      Director


   Peter M. Detwiler*       Director                         February 26, 1996
   Peter M. Detwiler


                            Director
  Raymond K. Mason, Sr.


  John J. McKetta, Jr.*     Director
  John J. McKetta, Jr.                                       February 26, 1996

                                      II-3

  Murry L. Weidenbaum*      Director                         February 26, 1996
  Murry L. Weidenbaum


* By:   /s/ Bruce A. Smith
            Bruce A. Smith
           Attorney-in-Fact

                                      II-4